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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 27, 2004

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31315 (Commission File Number)	02-0556934 (IRS Employer Identification No.)
9110 East Nichols Avenue, Suite 200, Centennial, CO (Address of Principal Executive Offices)		80112 (Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

        On July 27, 2004, the board of directors of Regal Entertainment Group ("Regal") declared a cash dividend in the amount of $0.20 per share of Class A and Class B common stock, payable on September 15, 2004 to the Class A and Class B common stockholders of record on September 1, 2004.

Item 12. Results of Operations and Financial Condition.

        On July 27, 2004, Regal announced its financial results for its second quarter ended July 1, 2004. A copy of the earnings release is furnished to the United States Securities and Exchange Commission (the "Commission") with this current report on Form 8-K as exhibit 99.1. The earnings release contains certain non-GAAP financial measures for the periods set forth therein, including earnings per diluted share, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation (net of related tax effect). The most directly comparable GAAP financial measure to this non-GAAP financial measure is earnings per diluted share, which is set forth in the earnings release and below for the relevant periods set forth in the earnings release:

Reconciliation of Earnings Per Diluted Share
(dollars in millions, except per share data)

	Quarter Ended
	July 1, 2004	June 26, 2003
Net income	$7.4	$47.1
Loss on debt extinguishment, net of related tax effects	45.6	—

Net income, excluding loss on debt extinguishment, net of related tax effects	53.0	47.1
Merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects	1.0	1.6

Net income, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects	$54.0	$48.7
Weighted average number of diluted shares	147.5	143.3
Earnings per diluted share, excluding loss on debt extinguishment, merger and restructuring expenses and amortization of deferred stock compensation, net of related tax effects(1)	$0.37	$0.34
Earnings per diluted share	$0.05	$0.33

        Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the earnings release.

        Regal is also furnishing to the Commission as Exhibit 99.2 to this Form 8-K certain other financial information for its last four completed fiscal quarters, including reconciliations to the most directly comparable GAAP financial measures of the non-GAAP financial measures included therein.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: July 27, 2004	By:	/s/ AMY E. MILES Name: Amy E. Miles Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Exhibit Description
99.1	Regal Entertainment Group Earnings Press Release Dated July 27, 2004
99.2	Regal Entertainment Group Reconciliations of Non-GAAP Financial Measures

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 12. Results of Operations and Financial Condition.
SIGNATURES
Exhibit Index